UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

————————————

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2007

————————————

ENERGY PARTNERS, LTD.
(Exact name of registrant as specified in its charter)

————————————

Delaware	001-16179	72-1409562
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

201 St. Charles Avenue, Suite 3400
New Orleans, Louisiana  70170
(Address of principal executive offices)

(504) 569-1875
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
————————————

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.             Entry into a Material Definitive Agreement.

On August 21, 2007, Energy Partners, Ltd. (the “Company”) announced that Mr. Joseph T. Leary joined the Company on that same day as the Company’s Executive Vice President and Chief Financial Officer.  A copy of the press release is attached as Exhibit 99.1 to this current report.

Pursuant to an offer letter dated August 15, 2007 (the “Offer Letter”), a copy of which is attached as Exhibit 10.1 to this current report, the Company and Mr. Leary agreed to the following, among other things:

•	A commencement of employment payment of $50,000.
•	A starting base salary of $250,000 annually.
•	An annual bonus target of 55% of base pay.
•
A grant on the commencement date of his employment of an option with a ten year term to purchase 100,000 shares of common stock of the Company that will vest in one-third increments on each of the first three anniversaries of the date of grant at an exercise price equal to the closing price of the Company’s common stock on the date of grant.

•	An award on the commencement date of his employment of 30,000 cash-settled restricted share units that will vest on the third anniversary of the date of employment.

Mr. Leary also executed an indemnity agreement and change of control severance agreement in the form executed by other senior executives of the Company.

The foregoing description of the Offer Letter is qualified in its entirety by reference to the Offer Letter attached as Exhibit 10.1 to this current report on Form 8-K.

Item 5.02.     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 21, 2007, the Company announced that Mr. Joseph T. Leary joined the Company on that same day as the Company’s Executive Vice President and Chief Financial Officer, as described under Item 1.01 above, which description is incorporated by reference into this Item 5.02.

Mr. Leary was most recently employed by KCS Energy, Inc. as Senior Vice President and Chief Financial Officer from 2003 until it was acquired by Petrohawk Energy Corporation.  Prior to his position with KCS, he was Vice President of Finance and Treasurer at EEX Corporation from 1996 to 2002.

There are no family relationships between Mr. Leary and any of our directors or officers.

Also on August 21, 2007, the Company announced that Phillip A. Gobe has elected to retire as the Company’s President and Chief Operating Officer, effective September 30, 2007.  Mr. Gobe will continue to serve on the Company’s Board of Directors.  A copy of the press release is attached as Exhibit 99.1 to this current report.  The Company has amended Mr. Gobe's outstanding equity awards (i) to permit continued vesting following his retirement in accordance with their terms and (ii) to allow Mr. Gobe’s outstanding options to remain exercisable for three years after his retirement, in each case so long as he does not change his retirement status, which is defined as commencing full-

time employment as an executive, or service on a board of directors, of a business enterprise engaged in the oil and gas exploration and production business.  The amendments to Mr. Gobe's equity awards are attached as Exhibits 10.2, 10.3 and 10.4 to this current report.

Item 9.01.             Financial Statements and Exhibits.

Exhibits.  The following exhibits are filed herewith:

Exhibit No.	Description
10.1	Offer Letter of Mr. Joseph T. Leary, dated August 15, 2007.
10.2	Amendment to Nonqualified Stock Options granted to Mr. Phillip A. Gobe.
10.3	Amendment to Restricted Share Unit Agreements granted to Mr. Phillip A. Gobe.
10.4	Amendment to Cash-Settled Restricted Share Unit Agreement granted to Mr. Phillip A. Gobe.
99.1	Press Release dated August 21, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:       August 21, 2007

ENERGY PARTNERS, LTD. By: /s/ John H. Peper John H. Peper Executive Vice President, GeneralCounsel and Corporate Secretary